EXHIBIT 99.1

SOURCECORP, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

—Anticipated presentation giving effect to the required

discontinued operations accounting treatment

2002

(In Thousands, except per share data)

(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Revenue	$92,021	$92,915	$95,076	$101,144	$381,156

Cost of Services	54,050	53,806	56,150	60,504	224,510
Depreciation	3,017	3,213	3,115	3,155	12,500

Gross Profit	34,954	35,896	35,811	37,485	144,146

Selling, General & Administrative Expenses	23,532	22,256	22,583	25,207	93,578
Amortization	89	89	89	89	356

Operating Income	11,333	13,551	13,139	12,189	50,212

Interest & Other	(1,604)	(1,877)	(1,467)	(1,552)	(6,500)

Income from Continuing Operations Before Income Taxes	9,729	11,674	11,672	10,637	43,712

Provision for Income Taxes	3,697	4,436	4,435	4,043	16,611

Net Income from Continuing Operations	6,032	7,238	7,237	6,594	27,101

Income (loss) from Discontinued Operations, net of tax	(29)	267	426	67	731

Net Income, as reported	$6,003	$7,505	$7,663	$6,661	$27,832

Net Income Per Share
Basic
Continuing Operations	$0.35	$0.42	$0.42	$0.38	$1.57
Discontinued Operations	—	0.01	0.02	—	0.04

Total Operations	$0.35	$0.43	$0.44	$0.38	$1.61

Diluted
Continuing Operations	$0.34	$0.40	$0.42	$0.38	$1.54
Discontinued Operations	—	0.02	0.02	—	0.04

Total Operations	$0.34	$0.42	$0.44	$0.38	$1.58

Weighted Average Common Shares Outstanding
Basic	17,296	17,304	17,358	17,378	17,334
Diluted	17,817	17,887	17,369	17,373	17,609

Exhibit 99.1– Page 1

SOURCECORP, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

—Anticipated presentation giving effect to the required

discontinued operations accounting treatment

2003

(In Thousands, except per share data)

(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Revenue	$98,464	$92,174	$91,568	$102,268	$384,474

Cost of Services	56,839	54,402	52,542	58,282	222,065
Depreciation	3,088	3,044	3,192	3,365	12,689

Gross Profit	38,537	34,728	35,834	40,621	149,720

Selling, General & Administrative Expenses	23,793	23,957	24,049	26,971	98,770
Amortization	89	88	89	89	355

Operating Income	14,655	10,683	11,696	13,561	50,595

Interest & Other	(1,331)	(676)	(580)	(1,014)	(3,601)

Income from Continuing Operations Before Income Taxes	13,324	10,007	11,116	12,547	46,994

Provision for Income Taxes	5,329	4,003	4,446	5,020	18,798

Net Income from Continuing Operations	7,995	6,004	6,670	7,527	28,196

Income (loss) from Discontinued Operations, net of tax	184	(347)	(118)	(562)	(843)

Net Income, as reported	$8,179	$5,657	$6,552	$6,965	$27,353

Net Income Per Share
Basic
Continuing Operations	$0.47	$0.37	$0.41	$0.46	$1.71
Discontinued Operations	0.01	(0.02)	(0.01)	(0.03)	(0.05)

Total Operations	$0.48	$0.35	$0.40	$0.43	$1.66

Diluted
Continuing Operations	$0.46	$0.37	$0.41	$0.46	$1.70
Discontinued Operations	0.01	(0.02)	(0.01)	(0.03)	(0.05)

Total Operations	$0.47	$0.35	$0.40	$0.43	$1.65

Weighted Average Common Shares Outstanding
Basic	17,205	16,319	16,188	16,094	16,452
Diluted	17,226	16,381	16,355	16,298	16,565

Exhibit 99.1 – Page 2

SOURCECORP, INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

—Anticipated presentation giving effect to the required

discontinued operations accounting treatment

2004

(In Thousands, except per share data)

(Unaudited)

First Quarter
Revenue	$101,759

Cost of Services	57,141
Depreciation	3,221

Gross Profit	41,397

Selling, General & Administrative Expenses	31,388
Amortization	89

Operating Income	9,920

Interest & Other	(775)

Income from Continuing Operations Before Income Taxes	9,145

Provision for Income Taxes	3,658

Net Income from Continuing Operations	5,487

Income (loss) from Discontinued Operations, net of tax	(487)

Net Income, as reported	$5,000

Net Income Per Share
Basic
Continuing Operations	$0.34
Discontinued Operations	(0.03)

Total Operations	$0.31

Diluted
Continuing Operations	$0.33
Discontinued Operations	(0.03)

Total Operations	$0.30

Weighted Average Common Shares Outstanding
Basic	16,096
Diluted	16,448

Exhibit 99.1 – Page 3